Exhibit 10.1

 REDEMPTION AGREEMENT

This REDEMPTION AGREEMENT (this “Agreement”) is entered into as of April 1, 2014, by and among Roomlinx, Inc. a Nevada corporation (the “Company”), and the undersigned individuals (the “Stockholder”).

R E C I T A L S:

WHEREAS, the Stockholder owns that number of shares of Class A Preferred Stock of the Company (the “Preferred Shares”) set forth opposite the Stockholder’s name on Schedule I hereto;

WHEREAS, the Company has entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 14, 2014, with Signal Point Holdings, Corp., a Delaware corporation (“Signal Point”) and Roomlinx Merger Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Signal Point, with Signal Point surviving the merger as a direct, wholly owned subsidiary of the Company (the “Merger”); and

WHEREAS, the Company desires to redeem the Preferred Shares owned by the Stockholder, and the Stockholder desires to have 100% of the Preferred Shares owned by the Stockholder redeemed by the Company, all on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.            Redemption. Subject to the terms and conditions set forth herein, effective as of the Closing (as defined herein), the Company shall fully and completely redeem from the Stockholder, and the Stockholder shall transfer, assign, and sell to the Company, 100% of the Preferred Shares held by the Stockholder set forth opposite the Stockholder’s name on Schedule I hereto (the Stockholder’s “Redeemed Shares”), free and clear of all Encumbrances (as defined herein).

2.            Redemption Price. In consideration for each Redeemed Share, the Stockholder shall be entitled to receive from the Company, in such amounts as set forth opposite the Stockholder’s name on Schedule I hereto:

(a)          an amount in cash equal to $0.175 per Redeemed Share, by wire transfer of immediately available funds to the account designated by the Stockholder on Schedule I hereto (the “Cash Consideration”); and

(b)          one half of one share of common stock of the Company (the “Share Consideration”).

3.            Closing; Closing Deliveries.

(a)          The closing of the transactions contemplated hereby (the “Closing”) shall take place immediately prior to, but subject to the occurrence of, the effective time of the Merger (the date on which the Closing occurs, the “Closing Date”).

(b)          At the Closing, the Stockholder shall deliver to the Company:

(i)   stock transfer powers, executed in blank, in such form as the Company may reasonably determine to evidence the Stockholder’s conveyance to the Company of the Redeemed Shares;

(ii)   all certificates evidencing Redeemed Shares; and

(iii)   such other documents, certificates, or evidence of ownership or transfer as the Company shall reasonably request.

(c)          At the Closing, the Company shall deliver to the Stockholder:

(i)   the Cash Consideration payable to the Stockholder with respect to the Redeemed Shares; and

(ii)   a certificate representing the number of shares of common stock of the Company issuable thereto as Share Consideration.

4.            Representations and Warranties of the Stockholder. As an inducement to the Company to enter into and perform this Agreement, the Stockholder represents and warrants, severally and not jointly, to the Company as follows:

(a)   Authority. The Stockholder has full power, authority and capacity to enter into and perform his or her obligations under this Agreement.

(b)   Ownership. The Stockholder is the lawful owner, of record and beneficially, of the Redeemed Shares, and has good, valid and marketable title to the Redeemed Shares free and clear of all liens, encumbrances, hypothecations, charges, mortgages, equitable interests, claims, preferences, rights of possession, covenants, interferences, proxies, rights of first refusal, preemptive rights, community property interests, legends, defects, impediments, exceptions, limitations, impairments, imperfections of title, or other restrictions of any nature whatsoever (“Encumbrances”), and has not sold, assigned, transferred or encumbered in any way the Stockholder’s title to and interest in the Redeemed Shares. At the Closing, the Stockholder will transfer to the Company good, valid and marketable title to the Redeemed Shares, free and clear of all Encumbrances. The Stockholder is not party to or bound by any contract or other document or agreement with respect to the acquisition, disposition or any other matters pertaining to, any of the Redeemed Shares.

(c)   Enforceability. This Agreement is a valid and legally binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to bankruptcy and insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(d)   Consents. No consent, approval or authorization of, or declaration to or filing with, any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated entity or governmental authority (each, a “Person”) is required for the valid authorization, execution and delivery by the Stockholder of this Agreement or for the Stockholder’s consummation of the transactions contemplated hereby or for the good and valid transfer and conveyance of the Redeemed Shares.

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(e)   Stockholder Acknowledgements; Waiver. The Stockholder acknowledges that (i) the redemption contemplated hereby is being made without compliance with or regard to the rights and privileges of the Preferred Shares or the obligations of the Company with respect to the redemption of Preferred Shares, in each case, as set forth in the articles of incorporation of the Company, as amended from time to time and as in effect as of the date hereof (the “Articles”), and (ii) the amount and form of consideration to be paid to the Stockholder hereunder in exchange for each Redeemed Share differs from the amount and form of consideration required by the terms of the Articles. The Stockholder expressly waives compliance by the Company with all provisions of the Articles applicable to the redemption of any Preferred Shares, and agrees that the terms of this Agreement supersede all such provisions of the Articles. The Stockholder further acknowledges that, in the absence of the waivers and acknowledgements set forth in this Section, the Company would not enter into this Agreement, and that this Agreement confers substantial and material benefits on the Stockholder. The Stockholder has carefully reviewed this Agreement and the Articles and any other documents or information deemed relevant by the Stockholder, and, to the extent believed by the Stockholder to be necessary, has discussed each such document and the transactions contemplated hereby and thereby, as applicable, with the Stockholder’s financial and legal advisors. After completing such review, consideration and consultation, the Stockholder understands and accepts the terms and conditions of this Agreement, and acknowledges the benefits and the value thereof that will accrue to the Stockholder hereunder.

5.            Representations and Warranties of the Company. As an inducement to the Stockholder to enter into and perform this Agreement, the Company represents and warrants to the Stockholder as follows:

(a)   Organization; Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has full power and authority to enter into and perform its obligations hereunder and to consummate the transactions contemplated herein.

(b)   Enforceability. This Agreement is a valid and legally binding agreement of the Company, enforceable in accordance with its terms subject as to enforcement to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)   Consents. Except for the consent of the Stockholder hereunder, no consent, approval or authorization of, or declaration to or filing with, any Person is required for the valid authorization, execution and delivery by the Company of this Agreement or for the Company’s consummation of the transactions contemplated hereby.

6.            Covenants.

(a)   Confidentiality. For a period of five (5) years from the Closing Date, the Stockholder agrees to use the same degree of care, but no less than reasonable care, to protect confidential information related to the business, properties, assets and liabilities of the Company as it uses, as of the date hereof, to protect its own confidential information. The Stockholder acknowledges and agrees that, during such 5-year period after the Closing, it shall not directly or indirectly use or disclose such confidential information for any purpose or to any party. The Stockholder acknowledges and agrees that any violation of the restrictions set forth in this Section 6(a) by any of its affiliates or representatives, whether or not such Person is purporting to act on behalf of the Stockholder, shall be deemed a breach of this Section 6(a) by the Stockholder. The confidentiality obligations set forth in this Section 6(a) supersedes any prior confidentiality agreement between the Company and the Stockholder.

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(b)   Publicity. The Stockholder shall not disclose publicly or to any third party any information concerning the transactions contemplated herein without the prior written approval of the Company, which may be granted or withheld in the Company’s sole discretion. The Company shall be entitled to make public disclosures regarding this Agreement and the transactions contemplated herein as the Company determines is necessary or advisable to comply with applicable law, rule or regulation.

(c)   Further Assurances. Following the date hereof, whether before or after the Closing Date, the Stockholder and the Company shall, from time to time, at the reasonable request of the other party hereto, execute and deliver such documents and instruments as such other party may reasonably request, in order to more effectively consummate the transactions contemplated hereby and complete the redemption of the Redeemed Shares.

(d)   Release. As a material inducement to the Company entering into this Agreement, effective as of the Closing, the Stockholder agrees not to sue, and fully releases and discharges the Company, its subsidiaries and each of their respective affiliates, representatives, directors, officers, employees, successors and assigns (collectively, the “Releasees”), with respect to and from any and all claims, demands, rights, liens, contracts, covenants, causes of action, obligations, debts, liabilities and losses of whatever kind or nature in law, equity or otherwise, whether now known or unknown, which the Stockholder now owns or holds or has at any time owned or held against the Releasees whether arising in the Stockholder’s capacity as an equity holder of the Company or otherwise. The Stockholder hereby expressly waives, effective as of the Closing, to the extent permitted by applicable law, any and all rights and benefits conferred upon such party by any applicable law, and expressly consents that this release will be given full force and effect according to each and all of its express terms and provisions, including those related to unknown claims, demands and causes of action. Notwithstanding the foregoing, nothing in this Section 6(d) will be deemed to constitute a release by the Stockholder of any right that the Stockholder may have to enforce its rights under this Agreement or any other agreement entered into in connection herewith.

7.            Term of this Agreement. This Agreement shall terminate, automatically and with no further action required by any party, immediately upon the termination of the Merger Agreement in accordance with its terms.

8.            Indemnification.

(a)   Survival. All representations and warranties of the parties contained in this Agreement shall survive the Closing indefinitely. All covenants contained in this Agreement shall survive until performed in accordance with their terms.

(b)   Indemnification by the Stockholder. From and after the Closing, the Stockholder, severally and not jointly, shall indemnify, save and hold harmless the Company and its affiliates (which, for this purpose, shall not include the Stockholder), and their respective officers, directors, employees, stockholders, members, managers, general partners, limited partners, principals, agents and other representatives (the “Purchaser Indemnified Parties”) for all direct or indirect payments, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, losses, damages, liabilities, costs, and expenses, including, without limitation, reasonable attorneys’ fees (“Losses”) (whether involving a third party claim or a claim solely between the parties hereto) that the Purchaser Indemnified Parties or any of them incur arising from, or attributable to (i) any breach by the Stockholder of any of its representations or warranties contained in this Agreement, or (ii) any breach by the Stockholder of any covenant contained in this Agreement.

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(c)   Indemnification by the Company. From and after the Closing, the Company shall indemnify, save and hold harmless the Stockholder for all Losses (whether involving a third party claim or a claim solely between the parties hereto) that the Stockholder incurs arising from, or attributable to (i) any breach by the Company of any of its representations or warranties contained in this Agreement, or (ii) any breach by the Company of any covenant contained in this Agreement.

9.            Miscellaneous.

(a)   Notices. All notices given pursuant to this Agreement shall be sent by: (a) certified mail, return receipt requested, in which case notice will be deemed delivered three (3) business days after deposit, postage prepaid, in the U.S. mail; (b) a nationally recognized overnight courier, in which case notice will be deemed delivered one (1) business day after deposit with such courier; (c) facsimile transmission, in which case notice will be deemed delivered upon electronic verification that transmission to recipient was completed, provided that notices sent by facsimile transmission on a day other than a business day, or before 9:00 a.m. or after 5:00 p.m. recipient’s time on a business day, shall be deemed given on the first business day following the date of transmission; (d) electronic mail transmission, in which case notice will be deemed delivered upon recipient’s receipt of the electronic mail transmission; or (e) personal delivery. Notices to the Company shall be addressed as follows:

Roomlinx, Inc.
11101 W. 120th Ave., Suite 200
Broomfield, Colorado 80021
Electronic Mail: mwasik@roomlinx.com
Facsimile:
Attention: Michael Wasik, Chief Executive Officer

with a copy to (which shall not constitute notice):

Westerman Ball Ederer Miller & Sharfstein, LLP
1201 RXR Plaza
Uniondale, New York 11556
Electronic Mail: aederer@westermanllp.com
Facsimile: (516) 622-9212
Attention: Alan C. Ederer, Esq.

Notices to the Stockholder shall be addressed as set forth on Schedule I hereto. Notice information for any party hereto may be changed by written notice to the other parties, provided that no notice of any such change will be effective until actual receipt of such notice.

(b)   Governing Law. This Agreement shall be governed by and construed in accordance with the applicable laws of the State of Colorado, without giving effect to rules governing the conflict of laws.

(c)   Consent to Jurisdiction. Each party hereby irrevocably consents to the exclusive personal jurisdiction of the federal and state courts sitting in State of Colorado with respect to matters arising out of or related to this Agreement.

(d)   WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY FOR ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

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(e)   Severability and Waiver. The partial or complete invalidity of any one or more provisions of this Agreement shall not affect the validity or continuing force and effect of any other provision. Terms and conditions of this Agreement may not be waived, except by a written instrument signed by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement, preclude any other exercise or further exercise of any other right, power or privilege under this Agreement.

(f)   Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assignable in whole or in part, by operation of law or otherwise by the Stockholder without the prior written consent of the Company. The Company may assign this Agreement and its rights and obligations hereunder to any of its affiliates or any third party; provided that the Company shall remain liable for all such obligations notwithstanding any such assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives.

(g)   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. A facsimile or electronic signature on this Agreement may be relied upon as an original for all purposes.

(h)   Amendments. This Agreement shall not be modified or amended, in whole or in part, except pursuant to an instrument in writing executed and delivered by each of the parties to this Agreement.

(i)   Entire Agreement. This Agreement and any Schedules referred to herein and any documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all other prior representations, warranties, agreements, understandings or letters of intent between or among any of the parties hereto, whether written or oral.

(j)   No Third Party Beneficiaries. Except as specifically set forth herein, none of the provisions in this Agreement shall be for the benefit of or enforceable by any Person other than the parties to this Agreement.

(k)   Remedies. The Stockholder acknowledges and agrees that in the event he or she fails to perform, observe or discharge any of his or her obligations under this Agreement, no remedy at law will provide adequate relief to the Company and agrees that the Company shall be entitled to specific performance and/or temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive to any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

[Signature Page Immediately Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:

Roomlinx, Inc.

By: __________________________________________
       Name:
       Title:

STOCKHOLDER:

_____________________________________________
Name:

Schedule I

Stockholder Name and Address	Redeemed Shares	Cash Consideration	Share Consideration (Shares of Company Common Stock to be Issued)